SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                October 30, 1998
                        (Date of earliest event reported)


                               The DII Group, Inc.
             (Exact name of registrant as specified in its charter)


               Delaware               0-21374              84-1224426
      (State or other jurisdiction  (Commission          (IRS Employer
             of incorporation)       File Number)       Identification No.)


                             6273 Monarch Park Place
                              Niwot, Colorado 80503
              (Address and zip code of principal executive offices)


                                 (303) 652-2221
               Registrant's telephone number, including area code

Item 2. Acquisition or Disposition of Assets.

     On October 30, 1998, Multilayer Technology GmbH & Co KG ("Multek"), a subsidiary of The DII Group, Inc. (the "Company"), completed the acquisition of Hewlett-Packard Company's ("HP") Printed Circuit Organization's ("PRCO") fabrication facility located in Boeblingen, Germany pursuant to a Master Asset Purchase Agreement dated October 30, 1998. The purchase price was approximately $89.9 million (excluding working capital, approximately $75 million), subject to certain post-closing adjustments, and was based upon arms' length negotiations between the respective parties. The transaction will be accounted for as a purchase of assets.

     PRCO has been in operation since 1963, primarily manufacturing high-performance printed circuit boards for multiple Hewlett-Packard divisions and more recently for the merchant market. The acquired assets include property, plant and equipment, working capital and certain intellectual property. The business site is approximately 465,000 square feet with a building of approximately 315,000 square feet. In connection with the acquisition, HP and Multek entered into a three-year Supply Agreement, pursuant to which Multek will supply HP with printed circuit boards for use in its servers, workstations, test and instrumentation, and medical products. Multek intends to utilize the facility's production capacity to expand its relationship with HP as well as pursue additional opportunities in the high-performance computing, networking and telecommunications merchant markets.

     HP is a major customer of the Company, accounting for significant portions of its business. HP accounted for approximately 10% of net sales during the nine months ended September 27, 1998.

     The Company funded the purchase through a 5-year term loan with a syndicate of twelve U.S. and foreign banks. The syndicate includes Chase Manhattan Bank; Norwest Bank Colorado, First Chicago NBD, Harris Trust and Savings Bank, Fleet Bank, ABN-AMRO, Bank of America, Bank of Boston, Bank of Nova Scotia, KeyBank, National Bank of Canada, and U.S. Trust Bank.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

    Exhibit Number      Description

+*2.1 Master Asset Purchase Agreement, dated as of October 30, 1998, by and among Hewlett-Packard GmbH, a company registered and incorporated under the laws of Germany ("Seller"), Multilayer Technology GmbH & Co KG, a legal entity registered and organized under the laws of Germany ("Buyer") and The DII Group, Inc., a Delaware corporation ("Guarantor").

*2.2 Exhibit A to Master Asset Purchase Agreement - Real Estate Purchase and Sale Agreement.


*2.3      Exhibit B to Master Asset Purchase Agreement - Lease

+2.4      Exhibit C to Master Asset Purchase  Agreement - Division  Purchase
          Agreement.

*2.5      Exhibit D to Master  Asset  Purchase  Agreement -  Technology  License
          Agreement.

*2.6      Exhibit E to Master Asset  Purchase  Agreement -  Transition  Services
          Agreement.

2.7 Exhibit F to Master Asset Purchase Agreement - New Confidential Disclosure Agreement.

99.1      Text of Press release, dated as of October 30, 1998.

----------

* Schedules are not included and will be furnished supplementally to the Commission upon request.

+  Confidential treatment has been requested as to portions of this exhibit.

**** Indicates portions of text that have been redacted and filed separately with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             The DII Group, Inc.




Date: November 16, 1998                      /s/ Thomas J. Smach
                                             --------------------------------
                                             By: Thomas J. Smach
                                             Title:   Chief Financial Officer


                                 EXHIBIT INDEX

Exhibit Number      Description

+*2.1 Master Asset Purchase Agreement, dated as of October 30, 1998, by and among Hewlett-Packard GmbH, a company registered and incorporated under the laws of Germany ("Seller"), Multilayer Technology GmbH & Co KG, a legal entity registered and organized under the laws of Germany ("Buyer") and The DII Group, Inc., a Delaware corporation ("Guarantor").

*2.2 Exhibit A to Master Asset Purchase Agreement - Real Estate Purchase and Sale Agreement.


*2.3      Exhibit B to Master Asset Purchase Agreement - Lease

+2.4      Exhibit C to Master Asset Purchase  Agreement - Division  Purchase
          Agreement.

*2.5      Exhibit D to Master  Asset  Purchase  Agreement -  Technology  License
          Agreement.

*2.6      Exhibit E to Master Asset  Purchase  Agreement -  Transition  Services
          Agreement.

2.7 Exhibit F to Master Asset Purchase Agreement - New Confidential Disclosure Agreement.

99.1      Text of Press release, dated as of October 30, 1998.

----------

* Schedules are not included and will be furnished supplementally to the Commission upon request.

+  Confidential treatment has been requested as to portions of this exhibit.

**** Indicates portions of text that have been redacted and filed separately with the Securities and Exchange Commission.